Guggenheim Investments Announces Completion of the Mergers of GPM, GGM and GOF

NEW YORK, NY, October 25, 2021 – Guggenheim Investments announced today that the mergers (each, a “Merger” and together, the “Mergers”) of Guggenheim Enhanced Equity Income Fund (NYSE: GPM) and Guggenheim Credit Allocation Fund (NYSE: GGM) with and into Guggenheim Strategic Opportunities Fund (NYSE: GOF), each a closed-end fund (each, a “Fund” and together, the “Funds”), were completed prior to the open of the New York Stock Exchange on October 25, 2021.
In the Mergers, common shareholders of GGM and GPM, receive newly issued common shares of GOF, the aggregate net asset value (not the market value) of which will equal the aggregate net asset value of their common shares, as determined at the close of business on October 22, 2021.
Relevant details pertaining to the Mergers are as follows:
Fund	NAV/Share ($)	Conversion Ratio
Guggenheim Strategic Opportunities Fund (GOF)	$16.82	N/A
Guggenheim Credit Allocation Fund (GGM)	$18.89	1.12334682
Guggenheim Enhanced Equity Income Fund (GPM)	$8.88	0.52792920
In connection with the consummation of the Merger, as previously disclosed in the Combined Proxy Statement/Prospectus for the Merger, Mr. Perry Hollowell, previously a portfolio manager of GPM, was appointed as an additional portfolio manager of GOF. The other members of GOF’s portfolio management team remain unchanged, and GOF will continue to be subject to its current investment objectives, policies and restrictions. Mr. Hollowell joined Guggenheim in 2013 as the Senior Research Analyst on the Investment Research Team. Prior to joining Guggenheim, Mr. Hollowell worked at Goldman Sachs for six years as a Macro Portfolio Manager in the internal hedge fund – Principal Strategies. Mr. Hollowell holds a B.S. in Accounting and Finance from Georgetown University and an MBA from the University of Chicago Booth School of Business. Mr. Hollowell is also a charterholder of the Chartered Financial Analyst (CFA), Chartered Market Technician (CMT), and Chartered Alternative Investment Analyst (CAIA) designations.
About Guggenheim Investments
Guggenheim Investments is the global asset management and investment advisory division of Guggenheim Partners, LLC (“Guggenheim”), with over $259 billion* in assets under management across fixed income, equity, and alternative strategies. We focus on the return and risk needs of insurance companies, corporate and public pension funds, sovereign wealth funds, endowments and foundations, consultants, wealth managers, and high-net-worth investors. Our 260+ investment professionals perform rigorous research to understand market trends and identify undervalued opportunities in areas that are often complex and underfollowed. This approach to investment management has enabled us to deliver innovative strategies providing diversification opportunities and attractive long-term results.
Guggenheim Investments includes Guggenheim Funds Investment Advisors, LLC (“GFIA”) and Guggenheim Partners Investment Management (“GPIM”). GFIA serves as Investment Adviser for GOF. GPIM serves as Investment Sub-Adviser for GOF.
* Assets under management are as of 09.30.2021 and include leverage of $17.9bn. Guggenheim Investments represents the following affiliated investment management businesses of Guggenheim Partners, LLC: Guggenheim Partners Investment Management, LLC, Security Investors, LLC, Guggenheim Funds Distributors, LLC, Guggenheim Funds Investment Advisors, LLC, Guggenheim Corporate Funding, LLC, Guggenheim Partners Europe Limited, Guggenheim Partners Fund Management (Europe) Limited, Guggenheim Partners Japan Limited, GS GAMMA Advisors, LLC, and Guggenheim Partners India Management.

This information does not represent an offer to sell securities of the Funds and it is not soliciting an offer to buy securities of the Funds. There can be no assurance that the Funds will achieve their investment objectives. Investments in the Funds involve operating expenses and fees. The net asset value of the Funds will fluctuate with the value of the underlying securities. It is important to note that closed-end funds trade on their market value, not net asset value, and closed-end funds often trade at a discount to their net asset value. Past performance is not indicative of future performance.
Certain statements contained in this press release may constitute forward-looking statements that involve a number of risks, uncertainties and other factors that could cause actual results to differ materially. Forward-looking statements speak only on the date at which such statements are made and Guggenheim undertakes no duty or obligation to update any forward-looking statements to reflect events or circumstances after the date of such statement.
Investors should consider the investment objectives and policies, risk considerations, charges and expenses of any investment before they invest. For this and more information, visit www.guggenheiminvestments.com or contact a securities representative or Guggenheim Funds Distributors, LLC 227 West Monroe Street, Chicago, IL 60606, 800-345-7999.
Analyst Inquiries
William T. Korver
800-345-7999
cefs@guggenheiminvestments.com

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